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EXHIBIT 10.31

LEASE AGREEMENT BY NATIOCREDIMURS AND CICAMUR
FOR BIOSEPRA S.A.

Mr. Pascal Dufour, notary, member of the company "Pascal DUFOUR, Jean-Pierre BENOIST, and Claudin SAVARY, associates of civil professional company owning a notarial office," the headquarters of which are at boulevard Poissonniere 15, PARIS, 2eme [2nd] arrondissement [ward], has received the present document in authentic form:

          AT THE REQUEST OF:

        1ST: The company called NATIOCREDIMURS SOCIETE EN NOM COLLECTIF, a company with a group name, with a capital of 150,000,000 francs, having headquarters at "Le Metropole" building, 46/52 Rue Arago, PUTEAUX (Hauts de Seine), registered in the Registry of Commerce and Companies of NANTERRE under number B 332,199,462 (96 B 04190), having agreed definitively in its capacity as a financial credit institution and as a result of a decision of the committee on credit institutions, dated at PARIS, March 20, 1985, and of a letter from the BANK OF FRANCE, dated May 9, 1985,

          REPRESENTED BY:

          Mr. Bernard DEVAUX, attorney, domiciled at 46/52 rue Rago, PUTEAUX,

            Acting by virtue of the delegation of powers conferred on him under terms of minutes of the notarial office at 15, boulevard Poissonniere, PARIS (2eme), January 21, 1998,

            by Mr. Jean-Rene BRUNON, who has acted in his capacity are president of the administrative council of the corporation called NATIO LOCATION, with a capital of 31,000,000 francs, having its company headquarters at "Le Metropole" building, 46/52 Rue Arago, PUTEAUX (Hauts de Seine), and registered it the Registry of Commerce and Companies of NANTERRE under no. B 310,188,794, appointed for these functions starting July 1, 1992, under terms of a decision of said administrative council dated June 23, 1992, for the duration of his mandate as administrator or until the end of the regular general meeting ruling the accounts for fiscal year 1997.

            A certified copy conforming with the record of this decision has been deposited along with the minutes of the above-named notarial office, accompanying a document dated July 15, 1992.

            The company NATION LOCATION acting in its capacity as co manager of the company NATIOCREDIMURS SOCIETE EN NOM COLLECTIF, which has been appointed to this function for an indefinite period under terms of its statutes indicated above.

        2ND: The company called "CICAMUR," a corporation with capital of 30,000,000 francs, having its headquarters at 57, rue de la Victoire, PARIS (9eme), registered the Registry of Commerce and Companies of PARIS under number B 349,901,405, having agreed definitively in its capacity as a financial institution as a result of a decision of the committee on credit institutions of May 23, 1989, and a letter from the BANK OF FRANCE dated August 22, 1989.

            OBSERVATION BEING MADE HERE that the headquarters initially located at 66, rue de la Victoire, PARIS (9eme) have been transferred to 57, rue de la Victoire, PARIS (9eme), following a decision of the administrative council of said company dated October 20, 1994, a copy of which, certified as conforming, has been deposited along with the minutes of

    Mr. DUFOUR, notary in PARIS, according to the document received by him on January 20, 1995,

            REPRESENTED BY:

            Mr. Pierre MOTAIS, associate general director of the said company, domiciled at 57, rue de la Victoire, PARIS (9eme),

            acting by virtue of the powers conferred on him by Mr. Pierre LATROBE, president and general director of said company, residing at 57, rue de la Victoire, PARIS (9eme), in accordance with a private agreement dated at PARIS on April 7, 1998, the original of which is attached hereto after identification,

            Mr. LATROBE having himself acted by virtue of the powers conferred on him by the law and the statutes, in his capacity as president and general director of said company.

          A copy of the CICAMUR agreements as a financial institution, certified as conforming, was deposited with the minutes of Mr. DUFOUR, notary in PARIS, on September 22, 1988.

        The said companies NATIOCREDIMURS and CICAMUR acting jointly together in the indivisible proportions, namely:

  •
  NATIOCREDIMURS 70%

  •
  CICAMUR 30%

        called hereafter "THE LESSOR."

        The relations with the LESSEE regarding leasing being insured by NATIOCREDIMURS, file leader.

TOGETHER AS ONE PARTY,

        3RD: and the company called "BIOSEPRA SA," a corporation with capital of 21,300,000 francs, having its company headquarters at 35, avenue Jean Jaures, VILLENEUVE LA GARENNE (Hauts de Seine—92390), registered in the Registry of Commerce and Companies of NANTERRE under number B 331,502,641 (85 B 00168),

        Said company being represented by:

        Mrs. Therese BOURDY, domiciled at 35 avenue Jean Jaures, VILLENEUVE LA GARENNE,

        acting in her capacity as general director of said company, appointed to this function, which she has accepted, under terms of a decision of the administrative council dated August 16, 1995, and specially empowered for present purposes by virtue of a decision of the administrative council dated February 10, 1998, a copy of which, certified as conforming, is attached to the present document after identification, said company hereafter called "THE LESSEE" or "THE RENTER."

AS THE OTHER PARTY

        WHO HAVE, prior to the object of the present document, declared and stated as follows:

PRELIMINARY DECLARATION
TRANSFER OF RISKS TO THE LESSEE

        The LESSEE has taken the initiative of investment in a the property that is the object of the present document, of which it has defined or accepted all the technical characteristics.

        Under these conditions, and although the property belongs to the LESSOR, it seems legitimate that the LESSEE assume all risks and obligations of whatever kind, even those resulting from force majeure [act of God], which according to common law are incumbent on the builder or owner of these assets.

        It is under the scope of this preliminary declaration, to which it will always be convenient to refer for justification in regard to the distribution between the parties of the charges, obligations, and risks and to define their common intention, that the present agreement is concluded.

STATEMENT

- I -

REQUEST FOR LEASE

        The LESSEE has asked the LESSOR to support its competition for financing in the form of a property lease within the framework of the texts cited below:

        -      the acquisition price of the ground located in the Pare d'Activites de Cergy Saint Christophe (Saint Christophe Industrial Park of Cergy) in the municipality of CERGY (Val d'Oise), with an area of 8737 square meters, surveyed section DY nos. 12, 16, and 18,

        -      the costs of the acquisition document,

        -      and the cost of construction of a building for industrial use and offices.

- II -

ACQUISITION

        In order for this operation to be realized, the LESSOR has acquired the property designated more precisely above, of:

        The ETABLISSEMENT PUBLIC D'AMENAGEMENT DE LA VILLE NOUVELLE DE CERGY PONTOISE [Public management building of the new city of Cergy Pontoise], a building of an industrial and commercial nature, created by decree no. 69-358 of April 16, 1969, having its headquarters at rue de la Gare, CERGY (Val d'Oise).

        Under terms of a document received today for the records of Mr. Rene HUCHET, notary in CERGY.

        This acquisition took place at the principal price of 3,478,000 francs, without taxes, to which the amount of the usual VAT was to be added, amounting to 716,468 francs, or a TTC price of 4,194,468 francs, from which the amount of the subsidy granted to the seller by the general council of Val d'Oise is to be deducted, amounting to 869,300 francs,

        or a price of 3,324,968 francs, payable in the following manner:

        -      977,318 francs at the time of the agreement, applying 716,468 francs to the amount of the VAT, taking into account the terms of the document that contains a receipt for this.

        The rest of the price, or the sum of 2,347,650 francs, has been stipulated as payable to the seller, without interest, by December 19, 1998, at the latest.

          Concerning all other particular conditions and stipulations of the said sale, the parties declare that reference is to be made to the specified document, to which the lessee consents and gives its agreements.

- III -

BUILDING PERMIT

        The building permit was obtained according to the prefectural decree issued August 7, 1997, under number 95,127 97 A0030.

          The LESSEE declares that:

          -      this building permit has been posted in the office of the mayor and on the site, as can be seen in certifications issued by Mr. Jean-Pierre TRISTANT, court bailiff at

          PONTOISE (Val d'Oise) dated August 12 and 13, 1997,

          -      and that it has not been the object of any litigation, as can be seen in a letter addressed February 3, 1998, by the Etablissement Public d'Amenagement de la Ville Nouvelle de Cergy Pointoise, to the LESSEE, a copy of which is attached hereto after identification.

          Observation is made here that the LESSEE intends to submit a request to modify the permit, with the particular object of reducing the net unimproved area of 3938 square meters, authorized by the above-mentioned permit.

          The LESSEE shall produce for the LESSOR:

  •
  a copy of this request, when it is created,

  •
  the decree modifying the permit, when it is issued,

  •
  the certification of posting of said permit,

  •
  the evidence of absence of legal proceedings, within the legal period.

- IV -

CONSTRUCTION INSURANCE

        In conformity with law no. 78 12 of January 4, 1978, and article 4 of the PRELIMINARY AGREEMENTS below, the LESSEE shall sign, through the intermediary of the SOCIETE GENERALE D'ASSURANCE AT DE PREVOYANCE [General Insurance and Providence Company], 50 rue de Chateaudun, PARIS (9 eme), the insurance policies defined in said article 4.

- V -

CLASSIFIED INSTALLATIONS

        The LESSEE has deposited with the PREFECTURE OF VAL D'OISE, OFFICE OF LOCAL COLLECTIVES, THE ENVIRONMENT, AND MANAGEMENT, Office of the Environment, a file relating to the installations it proposes to exploit on the site that is the object of the present document, as will be stated below under article 22 of TITLE III.

- VI -

INVESTMENT

        The amount of the investment is fixed, without taxes, as the associated value in the amount of TWENTY TWO MILLION TWO HUNDRED SIXTY-NINE THOUSAND FIVE HUNDRED FRANCS, consisting of the following:

—	Acquisition price of the ground	$78,000	francs, without taxes
—	Acquisition cost	45,000	francs, without taxes
—	Construction cost	10,046,500	francs, without taxes

or a total of		22,269,500.00	francs, without taxes

        Observation is made that, taking into account the above-mentioned subsidy, amounting to 869,500 francs, granted to the seller by the general council of Val d'Oise, the sale price of the ground actually paid by the LESSOR is found to be reduced to 3,608,500 francs, without taxes, so that the calculation of rents will be made on the basis of an investment of 21,400,000 francs, without taxes, as will be stated below under Title III.

- VII -

        The present document determines the preliminary agreements, then the general and particular agreements which the LESSOR proposes to obtain from the LESSEE, first from enjoying the title of LESSOR, then possibly the ownership, if the LESSOR so desires, of the property designated below.

        THIS HAVING BEEN STATED, we proceed to the agreements that are the object of the present document.

PLAN

The agreements are arranged as follows:

PRELIMINARY AGREEMENTS

Article 1 — Undertakings of the LESSOR
Article 2 — Undertakings of the LESSEE
Article 3 — Pre-rents
Article 4 — Insurance during construction
Article 5 — Project supervision
Article 6 — Regulation of the amount of work
Article 7 — End of the work
Article 8 — Certificate of conformity

TITLE I
GENERAL LEASE CONDITIONS

A — Object and name
B — Purpose of the sites
C — Duration
D — Charges and conditions
E — Insurance

      1st)    Signing of policies relating to the container
      2nd)    Signing of policies relating to the content
      3rd)    Miscellaneous provisions
      4th)    Disaster

F — Transfer

      1st)    By the LESSEE
      2nd)    By the LESSOR

G — Subleasing
H — Security
I — Rent
J — Information relating to replacement of the French monetary unit by a single European currency
K — Cancellation on request of the LESSEE
L — Cancellation on request of the LESSOR
M — Lease fee or VAT option
N — Expropriation and requisition

TITLE II
UNILATERAL PROMISE TO SELL

O — Promise to sell
P — Exercise of anticipated option
Q — Evacuation of the premises at the end of the lease
R — Possible regularization of the VAT deduction

TITLE III
PARTICULAR CONDITIONS

TITLE IV
MISCELLANEOUS PROVISIONS

PRELIMINARY AGREEMENTS

ARTICLE 1—UNDERTAKINGS OF THE LESSOR

        Provided that the LESSEE respects the obligations contracted for in the present contract, the LESSOR undertakes, on express request of the Lessee and under these indications:

        —    to make and/or have made, under the conditions defined below and to finance the property operation described in the statement, "to lease to the LESSEE said property unit, within the framework of a lease operation in conformity with article 1 (section 2) and subsequent articles of law no. 66-455 of July 2, 1966, and of subsequent tests.

        The basis of the financing agreed to by the LESSEE is established in the PARTICULAR CONDITIONS. Any excess will be taken in charge by the LESSOR, the elements or parts of elements that the latter will finance becoming, by accession and without indemnity, the property of the LESSOR at the time when they are incorporated into the total.

        The LESSOR will not make any other payment before becoming, by an authentic document, the owner of a real property right to the property.

ARTICLE 2—UNDERTAKINGS OF THE LESSEE

        Taking into account the special nature of the property-lease operations and the fact that the intervention of the LESSOR has been requested by the LESSEE in a property program define by it as satisfactory for its needs, the LESSEE undertakes:

        —    to obtain all administrative authorizations required to use the ground and for the planned construction and to have them transferred, if necessary, to the name of the LESSOR; to insure that all necessary formalities in this regard have been properly accomplished, to demonstrate this to the LESSOR by sending all documents already made by the LESSEE or signed by the LESSOR of any undertaking arising from the present contract;

        —    to participate in the document establishing the real right to the benefit of the LESSOR, stated in the preceding statement, and to respect its conditions, whether they concern administrative or particular or from obligations resulting from general or special specifications, agreements, etc., both during the construction period and through the end of the lease;

        —    to assume exclusively the risks associated with the nature and the acquisition of the property, as well as the risks from the fact of and/or supported by the construction (even for the case of accident or force majeure) normally assumed by the construction supervisor, with renunciation of all contrary legal provisions;

        —    to execute and have executed under its own responsibility, to the exclusion, however, of any contract for property development within the framework of the general descriptive estimate and the estimates for which it should have received prior agreement from the LESSOR, all work envisioned, by activating, directing, coordinating, and monitoring all operations necessary for this realization, until it is completed.

ARTICLE 3—PRE-RENTS

        The LESSEE shall given to the LESSOR, by way of pre-rent, until the date of occupation of the premises:

        —    an engagement commission, payable in advance, fixed in the PARTICULAR CONDITIONS; it shall be calculated on the provisional amount of the investment, without taxes, starting from the date specified in the PARTICULAR CONDITIONS;

        —    at the end of each calendar quarter and rental period, interest calculated pro rata on the amount of the sums effectively paid, including taxes, at the rates fixed in the PARTICULAR CONDITIONS; it being specified, however, that the amount corresponding to the VAT included in said provisions, shall be deducted from the basis of term calculation, within a recovery period defined in the PARTICULAR CONDITIONS.

        These pre-rents shall be paid by transfer notice by the LESSEE to the bank account whose references are indicated in the PARTICULAR CONDITIONS.

        By express agreement between the parties, the pre-rents shall be increased by the VAT and/or the lease fee and any other tax that may be added to or replace it.

        In case of non-payment at the end of pre-rent period or non-repayment when first requested of any other amount paid by the LESSOR by way of charges on property assets, financial and other fees, interest on arrears shall be due to the LESSOR, without any other delay needing to be observed, on the unpaid amounts, calculated at the interest rate on pre-rents, increased by 4%, starting from the due date, each month started being counted as a full month.

ARTICLE 4—INSURANCE DURING CONSTRUCTION

        The LESSEE shall monitor that the architects and contractors who participate in the construction are suitably and sufficiently insured for all responsibilities that they incur and give the LESSEE evidence thereof.

        Moreover, for the purpose of covering the risks connected with execution of the construction work for the LESSOR by the LESSEE in its capacity as assigned construction supervisor, the policies below shall be signed by intermediary of the insurance advisor of the LESSOR, namely:

SOCIETE GENERALE D'ASSURANCES ET DE PREVOYANCE
50 Rue de Chateaudun
75009 PARIS

A—"ALL SITE RISKS" POLICIES

        a)    This policy has the purpose of guaranteeing material damages occurring at the site during the period of the work, damages occurring to existing objects, possible financial losses, and miscellaneous cost and fees, as well as covering the property at new value, expert's fees and the responsibility of the LESSOR or of the LESSEE for risks connected with fires or explosions an the CIVIL RESPONSIBILITY to guarantee claims that may be formulated by third parties against the LESSOR and the LESSEE in consequence of accidental damages originating from the construction work, including guarantee amounts compatible with the nature of the work performed and, at a minimum, for the period of the work.

        b)    At the time of signing of the present contract, the insurance advisor of the LESSOR will make contact with the LESSEE, who undertakes to communicated to it, without reticence, all items needed in order to minimize current risks at the site. The LESSEE undertakes to assume all obligations generally incumbent on an insured party.

        A copy of this policy shall be sent to the LESSOR.

        c)    The LESSEE undertakes to permit the insurance advisor of the LESSOR to make, at any time, any verification of the risks needed to work out and monitor this policy and to provide to the LESSOR the date of the end of the work, as well as the definitive amount of the latter, this amount having as its purpose the calculation of the definitive premium, with deduction being made from the provisional premium due when the policy is signed.

        d)    The LESSEE undertakes to report any disaster within the periods required by the policy and to provide all invoices and documents required by the insurer.

        e)    In case of a disaster, the LESSOR receive the indemnity/indemnities paid by the insurer that are intended for reconstructed of the work that has been destroyed.

        In the case where this indemnity is insufficient, the LESSOR shall bear all excess costs of the reconstruction work.

  B—"DAMAGE TO THE WORK" POLICIES

        a)    The LESSOR, in its capacity as owner and principal project supervisor, shall sign both in its name and on behalf of the LESSEE, and "DAMAGES TO THE WORK" policy, in conformity with the provisions decreed by law no. 78.12 of January 4, 1978, concerning reform of construction insurance.

        b)    This policy has the purpose of guaranteeing payment for the work of repairing damages, even those resulting from a defect in the soil or in nature of those who are responsible: the builders in terms of article 1792-1 of the Civil Code, the manufacturers and importers, or the technical controller, damages that:

        —    compromise the solidity of the work,

        —    make the work unsuitable for its purpose,

        —    affect the equipment items that are inseparable from the viability of the work, the foundation, and closing and opening in terms of article 1792-2 of the Civil Code, making the work unsuitable for its destination.

        This policy likewise covers damages that affect the construction-equipment items and that make the work unsuitable for its purpose, for a period of 2 years, starting from its receipt.

        It likewise includes a guarantee for consequent immaterial damages.

        This insurance policy, signed at the opening of the site, shall guarantee the superintendent of the work as well as all successive owners for a period of ten years, starting from receipt of the work.

        c)    At the time of the signing of the present contract, the insurance advisor of the LESSOR shall make contact with the LESSEE, who undertakes to provide it with all items and documents needed for the signing of this policy.

        d)    A copy of this policy shall be sent to the LESSOR, who undertakes to communicate to the insurer all elements that tend to modify the risk and to assume all obligations generally incumbent on the insured party.

        e)    The LESSEE undertakes to permit the insurer of the LESSOR to make, at any time, any technical check of risk needed for working out and monitoring this insurance and to provide to the LESSOR and its insurer the date of receipt of the work as well as the definitive amount of the accounts, this amount having the purpose of calculating the definitive premium deduction being made of the provisional premium due at the time the contract is signed.

  C—"CIVIL RESPONSIBILITY FOR NON-BUILDING CONTRACTORS" POLICY

        The LESSOR, it its capacity as project supervisor, shall sign, both on its own behalf and on behalf of the LESSEE, an insurance policy called "Civil Responsibility of Non-building Contractors," intended to cover their ten-year responsibility.

        Payment of premiums corresponding to the above insurance policies, which constitute additions to the cost of the construction, shall be made by the LESSOR and included in the cost of investment, within the limit of the total amount specified in the PARTICULAR CONDITIONS.

        If this amount has already been reached, the LESSEE undertakes to pay the excess directly or to reimburse the LESSOR for it, within fifteen days of its request.

        The premium rates applicable to the policies envisioned above, as well as the extent of the guarantee, are subject to a technical check made on the PROPERTY during construction by an agreed technical-control office.

        The LESSOR shall request intervention by the control office and it choice, which will have the assignment to check the design of the work and the execution of the work during the construction. This check shall be at least of type L.

        In case of an intervention on an existing object, a check of type E is obligatory.

        Payment of costs connected with execution of the control assignment constituting additions to the cost of the construction shall be made by the LESSOR and included in the cost of the investment, within the limit of the total amount specified in the PARTICULAR CONDITIONS.

        If this amount has already been reached, the LESSEE undertakes to pay the excess noted directly or to reimburse the LESSOR, within fifteen days from its request.

        The LESSOR will make to payment applicable to buildings or to construction work in the case where the SOCIETE GENERAL D'ASSURANCES ET DE PREVOYANCE (SGAP) cannot obtain from the LESSEE the documents necessary to set up the file permitting insurance of the provisional certificate of signing the above insurance.

ARTICLE 5—PROJECT SUPERVISION

        The date for starting the work is established in the PARTICULAR CONDITIONS.

        The work of ground excavation, if necessary, and of construction will be done at the LESSOR'S cost, under the direction and responsibility of the LESSOR, in conformity with the plans and descriptive estimates and estimates by state entities, which, when presented by the latter, will have been accepted by the LESSOR, to whom a copy, certified as conforming, of the steps and agreements taken with the contractors and architects, research office, etc. shall be sent. A copy of each of these documents, accompanied by a provisional schedule of work, of the schedule of payments, and of all useful indications, so that the LESSOR will be able to monitor the development of the construction and control its expenses at all times, should be sent to it before the document permitting it to have access to the ground is signed.

        The LESSEE shall at the same time communicate to the LESSOR the name of the architect, the name or business name of the contractors and their subcontractors; it should have the technical check made, at its cost, by an agreed control office, both during and through the end of the work and communicate the record thereof to the LESSOR as soon as it is received.

        The LESSOR, the assigned project supervisor, shall require that all contractors relying in whole or in part on subcontractors obtain in advance, in writing, from each subcontractor acceptance of and agreement with the payment conditions by the LESSOR, the project supervisor.

        It is incumbent on the LESSEE, under its exclusive responsibility, to monitor respect for the legal provisions relating to subcontracting and especially to assure that a security be provided for subcontractors who do not have the benefit of delegation of payment, in such a way that the LESSOR cannot be sought out or disturbed in this regard.

        Payments of the LESSOR are subject to the provisions of law no. 75-1334 of December 31, 1975, amended January 6, 1986, and in application texts.

        Moreover, in application of the provisions of articles L. 235ff and R. 238-1ff of the Labor Code, the LESSEE undertakes to comply with everything regarding SAFETY and WORKER HEALTH, and in particular it shall proceed by mutual agreement with the project supervisor, to appoint a SAFETY COORDINATOR and establish a contract defining precisely the content of his mission.

        A copy of this contract should be sent to the LESSOR before any payment.

ARTICLE 6—REGULATION OF THE AMOUNT OF WORK

        Every month, the LESSEE shall present to the LESSOR, accompanied by its seal and signature with the indication "Bon a Payer" (OK to pay) and also supported by the signature of the architect, the memos, invoices from contractors, and bills for fees issued in the name of the LESSOR, in conformity with the directives that it gives.

        After collation, the LESSOR shall proceed to pay the memos, invoices, and bills for fees that have been presented to it under the conditions established above.

        Agreements made by the LESSEE with contractors should envision that withholding of a guarantee shall be replaced, in conformity with the provisions of article 2 of law no. 71-584 of July 16, 1971, by the joint security of the contractor's banker, set up according to the model that will be sent to the LESSEE. Securities established in favor of the LESSOR shall, nevertheless, in agreement with the LESSEE, be governed by the latter, which shall assure its delivery, state any reservations, and give all releases.

ARTICLE 7—END OF THE WORK

        The date fixed for completion of the work is indicated in the PARTICULAR CONDITIONS.

        In the case where, by reason of unforeseen delays, the work is not completed by the indicated date, the LESSOR can agree on their completion during a period, the duration of which is established in the PARTICULAR CONDITIONS; the conditions of interest to be paid as pre-rent during this period are likewise specified there.

        The records of receipt shall be signed by the LESSOR, which is obligated to send them to the LESSOR.

        The declaration of completion shall be signed by the LESSOR, in its capacity as assigned project supervisor, and transmitted to the Administration within the period provided. Evidence of this should be given to the LESSOR.

ARTICLE 8—CERTIFICATE OF CONFORMITY

        The LESSEE shall send to the LESSOR the certificate of conformity within one month of its issuance.

        If said certificate of conformity is not obtained within a period of two years, starting from the delivery of the construction, the LESSOR can, if it seems appropriate, exercise the cancellation clause stipulated under paragraph L of the General Conditions.

        In this case, the rents paid or still due, representing compensation for making the premises available, as well as the pre-rents paid or still due, shall remain acquired by the LESSOR.

        The LESSEE is obligated:

        —    to pay, at its cost, without recourse against the LESSOR, for all work and changes that may be imposed by the administrative authority in case of construction not conforming to the building permit and/or the urbanization regulation in force or that may be imposed by the Administration in view of the delivery of the certificate of conformity;

        —    to guarantee expressly that the LESSOR will be reimbursed for all sums or penalties that the latter may owe because of the improvement of the property that is the object of the present lease and does not conform to the building permit;

        —    to make this situation its personal business and to protect the LESSOR from all trouble or prejudice from this matter.

TITLE I
GENERAL LEASE CONDITIONS

        The present contract does not provide any change to the obligations resulting from any agreement made previously between the parties that have not been executed as of the effective date of the present contract, except for contrary provisions or modifying contents in this document under its various titles.

A—OBJECT AND NAME

        The LESSOR leases and rants, in conformity with law no. 66-455 of July 2, 1966, and subsequent texts, to the LESSEE, which is accepted for it by its representative,

        the PROPERTY designated below, as it shall exist after completion, namely:

DESIGNATION

        MUNICIPALITY OF CERGY, PARC D'ACTIVITES DE CERGY SAINT CHRISTOPHE, CERGY ET PUISEUX-PONTOISE

        property for industrial usage, comprising:

  •
  a building consisting of a ground floor and a partial story with a net usable area of about 3938 square meters, divided into spaces to be used as workshop, laboratory, and offices,

  •
  traffic and parking areas,

  •
  green spaces.

        The completely surveyed section DY, namely:

— no. 12, with an area of	3 a, 79 ca
— no. 16, with an area of	74 a, 16 ca
— no. 18, with an area of	9 a, 42 ca

TOTAL	87a, 37 ca

  ZAC OF MOULIN A VENT

        The above-mention property is in the "Moulin a Vent" joint-management zone [ZAC] created in accordance with the ministerial decree dated May 8, 1981, within the framework of the management and outfitting of the Parc d'Activites de Cergy Saint Christophe, Cergy and Puiseux-Pontoise; the management plan of the zone has been approved in accordance with the decree of the prefect of Val d'Oise of November 18, 1981, amended in accordance with the decrees of the prefect of Val d'Oise date December 24, 1984, and December 3, 1986.

        The list of charges of the Parc d'Activites de Cergy Saint Christophe has been established in conformity with the provisions of appendix III of decree no. 55-216 of February 3, 1955.

        A copy of said list of charges, duly approved by the prefect of Val d'Oise on June 30, 1997, concerning the ground that is the object of the present document likewise substitutes for the urbanization certificate envisioned in article L. 131-5 of the Urbanization Code.

          The LESSEE acknowledges having received already before this date a copy of the above decrees as well as a copy of the ZAC items, in particular the regulation of the zone-management plan and the list of charges, which it states that it is fully aware of, and it makes the resulting obligations its personal business, without recourse to the LESSOR.

B—PURPOSE OF THE PREMISES

        Throughout the entire period of the lease, the LESSEE can only use the leased spaces, as it is obligated to do, for the usage indicated in Title II of the present contract.

        This purpose should not be the object of any change without the express agreement of the LESSOR in writing. In no case can the LESSOR be sought out for the case where the LESSEE violates this rule of purpose; consequences of this shall be the exclusive responsibility of the LESSEE.

C—DURATION

        The present lease is agreed to and accepted for a number of whole and consecutive years; the effective date and the number of years are fixed in Title III—PARTICULAR CONDITIONS.

D—CHARGES AND CONDITIONS

        The present lease is also agreed to and accepted under the following general specifications and conditions, which the LESSEE is obligated to execute and accomplish, namely:

        1ST) The LESSEE shall take the leased premises in their condition on the date when the lease takes effect, without being able to require from the LESSOR any management or repair at any time or of any kind.

        2ND) If it seems appropriate to the LESSOR, the condition of the premises shall be established by the parties together during the month following occupation of the premises, at the cost of the LESSEE.

        The LESSEE is prohibited from exercising against the LESSOR any recourse because of defects, flaws, or faults, visible or hidden, even when they impede usage of the leased spaces, and it is not able to claim any rent reduction or indemnity.

        Because of this, the LESSEE is obligated to report to the LESSOR, with one month of their recognition, all faults or flaws that is notices during construction, in order to permit the LESSOR to take any recourse it deems appropriate.

        Moreover, the LESSEE cannot exercise any recourse against the LESSOR in case of damage from fire or explosion, floods, or any other circumstance that damages the leased spaces, in case of total or partial stoppage of its activity caused by material or immaterial damages of whatever cause.

        No indemnity can be claimed from the LESSOR for any deprivation of usage, loss of exploitation, or direct or indirect prejudice.

        3RD) The LESSEE shall perform all maintenance and repair work, replacements of all kinds, including closings, openings, Iron and other curtains, floors, tiles, locks, plumbing, woodwork, sanitary equipment, etc., at its cost, during the lease—this lease being only enunciative and in no way limiting—including large repairs such as those defined by article 606 of the Civil Code, in such a way that everything is always in good condition, free of any deterioration or degradations of any kind.

        The LESSOR shall allow the LESSEE to do any repair work to the leased spaces that turn out to be necessary because of its failure, without being able to claim any indemnity or rent reduction, with the LESSEE renouncing expressly the benefits of the provisions of article 1724, second paragraph, of the Civil Code.

        4TH) The LESSEE shall not be able, without the express consent of the LESSOR, any significant changes to the leased spaces involving distribution, any opening in the walls, or any modification. In any case, all work that the LESSEE will have done shall be under its responsibility and at its cost, risk, and peril. In the case where the work affects the entire project, it shall be subject to monitoring by the architect of the LESSOR, whose fees (charges) are to be charged to the LESSEE, said architect shall be particularly charged with recognizing whether the work done does not damage the appearance and the solidity of the property and does not diminish its value.

        The LESSEE also undertakes not to load the floors beyond what is permitted, after verification, by an office or a specialized organization, the costs and fees of which shall be charged to the LESSEE.

        5TH) At the time of departure, the LESSEE shall leave all installations, improvements, and embellishments for any reason in good condition and without indemnity, when the end of the lease arrives, unless the LESSOR requires that restoration of all or part of the spaces to the state they were in on the date when the present lease took effect, taking into account the modifications expressly authorized by the LESSOR.

        The LESSOR also reserves the right to choose between material execution of the necessary work or an indemnity representing their cost, which indemnity shall constitute a privileged credit of the same kind as the rent. The work of restoration, if needed, shall be done under the control of the architect of the LESSOR, at the LESSEE's cost.

        All work of whatever kind performed during the lease should be the object of insurance covering liabilities that may arise.

        6TH) The LESSEE should allow the LESSOR or any persons it appoints, after it has been notified, free access to the leased spaces, whenever it seems appropriate to evaluate their condition.

        7TH) The LESSEE shall preserve the leased spaces and constantly keep a material, furniture and movable items, and merchandise, in sufficient quantity and of sufficient value to correspond at all times to payment of the lease and execution of all conditions of the lease.

        8TH) Taking into account the special nature of the present contract, the LESSEE shall bear all obligations relating to the leasing of property assets generally incumbent on the LESSOR, as well as the personal taxes on movable assets, professional fees, or anything that may replace them, taxes of all kinds, including the annual tax on offices, waste management, sewer discharge, sweeping, and everything else that may replace or be added to them, so that the LESSOR is never disturbed or sought out on this subject.

        After being informed, the LESSOR shall pay or reimburse to it, when first requested, all fees, especially property taxes, other taxes, and all charges to which the leased spaces or the lease itself may be subject, so that under any assumption the rent established below is received free of all real charges of whatever kind, with the sole exception of the fees that may encumber the lease income and remain the responsibility of the LESSOR. The reimbursement or payment of these charges by the LESSEE should be made in the form of an addition to the rent.

        The LESSEE shall itself bear and otherwise remain responsible for the consequences of any errors, insufficiencies, or omissions in statements that are attributable to it and that would be injurious to the LESSOR.

        9TH) The LESSEE, the final debtor of the fees, taxes and charges that encumber the leased spaces or the lease, shall have the ability to contest the amount or the principal of the charges, but it can only formulate this challenge against interested administrations or collectives, its exclusive cost, risk, and peril, in the name of the LESSOR, which hereby delegates to it all powers needed for this purpose, in case of need. Any claims or challenges that may be formulated by the LESSEE against the LESSOR would be considered inoperative, as the LESSOR does not itself intend to take charge of possible challenges against the administrations or organizations. However, such a challenge cannot have the effect of delaying the due date of these charges.

        Any reimbursement of fees or taxes, and any encumbrances that may be obtained, shall benefit the LESSEE exclusively.

        10TH) In the case where the leased assets depend on a co-owner, the LESSEE shall reimburse to the LESSOR all sums paid by it to the co-ownership group for charges and work.

        The LESSOR gives to the LESSEE from this point on all powers to represent it before general meetings of the co-ownership.

        11TH) The LESSEE undertakes to conform to all decrees, especially municipal, present and future, for everything concerning the storage of all fuels (quantity and storage methods), all flammable and toxic products, and in general all regulations relating to pollution of the environment.

        Likewise, it shall be the exclusive responsibility of the LESSEE to do whatever is necessary to have destroyed, at its cost, all insects, rodents, or other parasites, as soon as they appear.

        12TH) The LESSEE is prohibited from disturbing the tranquility or the peaceful enjoyment by the other occupants or neighbors of the property, both at the time of deliveries and of the coming and going of employed personnel, and likewise, it is prohibited from using, even in part, the leased spaces for an activity that may affect the good morals or the good operation of the entire property.

        13TH) The LESSEE shall make easements of all kinds that encumber or may encumber said ground and constructions its personal business, without recourse against the LESSOR, reserving the right to defend itself from them and to profit from these assets, if applicable.

        In the case where the entire property is constructed on ground located in a regulated zone, the LESSOR is obligated to respect all regulations of any kind whatever, including those that are the responsibility of the owner, that may result from the lists of charges and other documents regulating this zone.

        14TH) To the extent that it has opted or is compelled to maintain accounting of commercial type, the LESSEE is obligated, during the entire period of the lease, to produce for the LESSOR, when first requested, a copy, certified as conforming, of its balances and profit statements, as well as a copy of the reports of the administrative council to the general meeting and accounting commissioners.

        The LESSEE shall inform the LESSOR of registrations of privileges that may be taken against it by virtue of legislative and regulatory texts, as well as all operations of leasing movable assets relating to the installed assets in the spaces that constitute the object of the present lease.

        15TH) The LESSEE is obligated to respect all current or future regulations relating to the occupation, use, and management of the entire property and to the activity performed by it. More specifically, in regard to the rules of safety, it is expressly prohibited to use the spaces until it can be proved to the LESSOR that the required formalities have been completed and that the possibly required authorization envisioned for protection against the risks of fire and panic in the buildings with public access [has been obtained].

        The LESSEE shall not be able for any reason whatever to cite the difficulties that may arise within the framework of its obligations and respecting the above provisions to relieve itself from the charges, especially financial, of the present contract or to claim from the LESSOR an indemnity or reduction in the obligations incumbent on it.

        16TH) In the case where the construction that is the object of the present contract has been built on ground that the LESSOR has leased by a construction lease or a long-term lease or where it has been authorized in any way whatsoever by the owner of the ground to use as it pleases the rents from the leases or indemnities paid to the owner of the ground, the LESSOR shall be reimbursed by the LESSEE in addition to the terms of the rents defined below. The LESSEE is also obligated to respect the clauses and conditions of the contracts by which the LESSOR can make use of the ground.

E—INSURANCE

        In the common intention of the parties, the leased movable assets should be maintained in their integrity during the entire period of the lease. For this purpose, the insurance contracts signed or to be signed should guarantee their eventual complete restoration and damaging consequences from a disaster of whatever cause, including third parties.

        In case the contracts are insufficient, the financial consequences of a disaster shall fall, after payment by the insurance companies, on the LESSEE, which accepts this undertaking.

        The LESSEE shall guarantee, both on its own account and on behalf of the LESSOR, with companies that are known to be solvent, the financial consequences of civil liability that one or the other may incur of whatever kind and for whatever reason.

1ST) SIGNING OF POLICIES RELATING TO THE BUILDING

        a)    The LESSEE shall sign with its own insurer, both on its own account and on behalf of the LESSOR, an insurance contract intended to cover the fixed assets and all fittings and installations of a fixed nature that are made available to the LESSEE.

        This contract shall cover the following risk:

        -      fire, lightning, and all explosions at new value,

        -      loss of lease rent (18 months) or pre-rent and/or deprivation of usage,

        -      electrical damages,

        -      expert's fees,

        -      storms, hurricanes, cyclones, whirlwinds, tornados, hail on the roofs,

        -      strikes, riots, popular uprisings,

        -      shock from a ground vehicle,

        -      falling of airplanes and space machines,

        -      smoke,

        -      water discharges,

        -      civil liability of the property owner,

        -      recourse by neighbors and third parties,

        -      broken glass

        and shall include a clause renouncing recourse against the LESSOR.

        b)    If the LESSOR deem the above guarantees to be insufficient, it can sign all insurance that seems necessary to it to supplement or complete the guarantees imposed by the LESSOR. The LESSEE shall not be able to cite insufficient coverage for risks that would be a consequence of an exclusion or of a non-guarantee in order not to perform the obligations for which is made responsible by the lease contract.

        The LESSEE here and now authorizes the LESSOR, for the entire duration of the lease, to make at any time any verifications of the risks needed for working out and monitoring these insurance.

2ND) SIGNING OF POLICIES RELATING TO THE CONTENT

        a)    Moreover, the LESSEE should insure, on behalf of both, if applicable, the fittings and installations attached to furniture that become fixed by intent, the movable items and movable assets, the merchandise, the material, and, in general, all associated or installed assets, at its own cost, as well as the responsibilities arising both from possession of said goods and from its capacity as occupant and user or as contractor.

        This contract should, in particular, cover the following risks:

        -      fire, including fire due to malice, lightning, and explosion, at replacement value or new value, as applicable (movable or fixed items),

        -      falling of airplanes and space machines,

        -      storms, hurricanes, cyclones,

        -      strikes, riots, and popular uprisings,

        -      discharges of water,

        -      theft,

        -      civil liability,

        -      recourse by neighbors and third parties,

        and shall include a clause renouncing any recourse against the LESSOR.

        b)    An insurance policy covering losses of use should also be signed by the LESSEE of the spaces, which renounces the exercise of any recourse against the LESSOR in case of a total or partial stoppage of its activity, due to material or immaterial damages of whatever cause. The LESSEE gives from this time on its agreement that the insurance company delegates to the LESSOR the lease rents included in the general insured costs.

3RD) MISCELLANEOUS PROVISIONS

        a)    The annual premiums shall be paid by the LESSEE, who is obligated to do so and should give evidence of them to the LESSOR when first requested, even if these policies are necessarily signed both for its own account and on behalf of the LESSOR, which hereby gives the LESSEE a mandate to this effect under terms of article 1984 of the Civil Code, which is accepted by the LESSEE.

        These provisions entail the obligation for the LESSEE:

        -      to have stated clearly in the polices the quality by it to the LESSOR as direct beneficiary to all the indemnities relating to the movable contents;

        -      to communicate to the interested companies, so that they cannot ignore it, a copy, certified as conforming, of the 1st) and 2nd) stipulations of Title I, E—Insurance, as well as the present miscellaneous provisions;

        -      to take, together with said companies, all necessary steps to inform the LESSOR immediately and directly of any total or partial non-payment of premiums during the month when they are due and before any suspension, cancellation, or reduction of the guarantees involved takes effect, no matter what the reasons, without the previous written agreement of the LESSOR.

        These provisions constitute an essential and critical condition, without which the present contract would not have been concluded. Consequently, the LESSOR shall be able, if its seems appropriate, to enforce the cancellation clause by the request of the LESSOR stipulated below in case of a serious failure that may affect the scope or the validity of the policies;

        -      to address to the LESSOR, in consequence, on its first request, a certification issued by said companies, detailing the covered risks and liabilities and the corresponding amounts.

        b)    Evidence of all policies signed by all interested parties should be given before the acquisition of the property by the LESSOR, and therefore its effect would benefit succeeding acquirers; it shall therefore be thus obligatorily for policies concerning the construction envisioned by the legislation in force.

        c)    The LESSEE shall also make all damages caused to the fittings that it makes in the leased spaces its personal business, as well as those caused to furniture, materials, merchandise, and all objects of which it shall be the owner for whatever reason.

        d)    The LESSEE should be in a position to give evidence, when first requested by the LESSOR, of subscription to "Fire Control and Prevention" with an organization agreed on by the general meeting of the fire-insurance companies, the tasks of which shall cover at least the obligations arising from all current or future legal provisions or regulations relating to the nature and purpose of the buildings.

        e)    The LESSEE should, in regard to the work performed during the lease period, insure the project or supplementary work in reference to both the legal provisions and the terms of the present contract as well as after completion (insurance for damage to the building, fire, civil liability, etc.),

        f)    In the case where the sites to be insured depend on a co-owner, insurance against fire and other risks should also be contracted for the needs of the ownership group, under the conditions envisioned in the co-ownership regulation.

        The supplemental insurance policies to be signed by the LESSEE should, on the one hand, cover the work, fittings, and installations done by it, and to which, because of this, a collective guarantee taken by the ownership group cannot be extended, and on the other hand, it should complete this collective guarantee in such a way that the risks and liabilities are insured, both as to nature and amounts, as demanded in the 1st and 2nd paragraphs above.

        The premiums associated with the policies signed by the co-owners shall be included in the charges for which payment is mentioned in article D, 10th item, it being specified here that for this purpose the LESSOR gives a mandate to the LESSEE, which accepts it, for the purpose of paying the premiums to the group directly.

4TH) DISASTER

        a)    The LESSEE should report any disaster to the insurer, in the forms envisioned in the insurance contract, regardless of size, even if no apparent damage results from it; a copy, certified as conforming, shall be sent on the same day to the LESSOR by registered mail.

        b)    In the case where, following a fire, explosion of whatever origin, or any disaster, the leased spaces come to be destroyed, partially or totally, or rendered unusable, the present agreement, notwithstanding the provisions of article 1722 of the Civil Code, shall not be canceled and shall continue to produce all its effect.

        Consequently, the LESSOR undertakes to give a mandate to the LESSEE for it to proceed with reconstruction of all the destroyed items, the LESSOR reserving the right to check the execution of the work by its architect at any time.

        Insurance indemnities shall be paid directly to the LESSOR, which shall apply them to payment of the restoration work; the LESSOR being responsible in this case only for the amount of the indemnities received, without taxes.

        All sums paid by the LESSOR as VAT shall give rise to credits in its favor toward interest paid by the LESSOR, under conditions to be determined at the time between the parties until such time as the LESSOR is credited by the Administration.

        In case of insufficiency, for whatever reason, the LESSEE shall be required to pay them and any expenses.

        The LESSEE should have this reconstruction done on an equivalent developed area, at the LESSOR's cost, respecting the urbanization regulations in force, using materials of the same quality.

        The reconstruction should start within six months following the disaster, to be completed imperatively within twenty-four months from the date of the disaster, unless this duly found by the parties to be impossible.

        c)    The LESSOR shall determine, in agreement with the LESSEE, the methods by which it will directly pay to the architects and contractors the amounts of the invoices, using funds received from the insurance companies.

        d)    Before starting the work, the LESSEE should provide the LESSOR with the joint bank guarantee of a undertaking to respond at the proper times and place; to calls for funds from architects and contractors that are not covered by insurance companies, unless otherwise agreed by the undersigned parties.

        e)    If complete insurance indemnity does not exist or the above guarantee causes doubts before the start of the work, the lease shall be cancelled in full, if this seems good to the LESSOR. This cancellation shall entail the loss of the benefit of promise to sell and cause the LESSEE to assume payment of an indemnity, the amount of which is established under "Title III—PARTICULAR CONDITIONS," to which one year's rent shall be added.

        However, in order to avoid the consequences of cancellation of the lease, which has just been mentioned, the LESSEE shall be able, if desired, to enforce the anticipated option clause (Title II—P), independent of the date of the disaster, on condition that a registered letter be sent to the LESSOR with return receipt requested.

        The repurchase shall take place within a period of three months, with the LESSEE having to pay to the LESSOR one entire year's rent, in addition to the repurchase price defined in Title III—"PARTICULAR CONDITIONS," for the end of the current year.

        In either of these two cases, the insurance indemnity received by the LESSOR shall be credited, after deduction of amounts possible due to the Tax Administration on the indemnity received, with proper agreement, to any amounts due from the LESSEE.

        If there is a cancellation as defined in the first paragraph of the present article, the surplus shall remain the property of the LESSOR. If the repurchase clause is applied, the surplus shall be returned to the LESSEE.

        f)    The LESSEE shall continue to make regular payments of the amount of rent on the principal item and on accessories, if any, notwithstanding the disaster, during the reconstruction period for the sites totally or partially destroyed.

        Any indemnity paid to the LESSOR as "loss of rent" insurance and/or loss of usage, shall be credited to the rent due.

        g)    In the case where, for any reason whatever, the LESSEE runs up against an impossibility of reconstruction not due to his own fault, and even in the case where this reconstruction would not be possible in part, the LESSEE shall be able, at its choice:

        -      either to request that the lease be cancelled, in which case the indemnity envisioned under Title III—"PARTICULAR CONDITIONS," increased by six months' rent, should be paid to the LESSOR.

          In this case, the insurance indemnity received by the LESSOR shall be credited, after deduction of amounts possibly owed to the Tax Administration, with proper agreement, to amounts owed by the LESSOR. If this indemnity, as just described, is greater that these amounts, the surplus shall remain the property of the LESSOR.

        Cancellation requested in this manner shall entail full loss of the benefit of the promise to sell;

        -      or to acquire the leased assets within the framework of the promise to sell, reduced by payment in full of the price envisioned in Title III—"PARTICULAR CONDITIONS," to which the amount of six months' rent shall be added.

          In this case, the insurance indemnities received by the LESSOR shall be credited, after deduction of amounts possibly owed to the Tax Administration, with proper agreement, to amounts owed by the LESSOR. If this indemnity, as just described, is greater than these amounts, the surplus shall remain the property of the LESSOR.

        b)    The amount of the indemnities that may be due from the insurance companies because of partial or total disaster occurring in the rented spaces, shall be agreed on by the LESSOR in the presence of the LESSEE.

        Offers that may be made by the insurance companies can only be accepted by the LESSOR with the agreement of the LESSEE, but the latter cannot delay its response beyond a maximum period of one month, starting from the notification that will be made by the LESSOR of its intention to accept the proposed offers.

        In case of disagreement with the LESSEE on the amount of the indemnities offered by the insurance companies, the LESSOR authorizes the LESSEE to challenge, at its own cost and risk, the amount of these indemnities, call any experts, and initiate any actions it advises, being responsible to invite the LESSOR to participate in the discussion and the proceedings.

        During the period of the challenge, the LESSEE shall continue to pay the amount of the rents due during the period under consideration. Moreover, it shall also bear and pay directly any costs, fees, and honorariums that may be due.

        Assuming that the LESSEE's challenge has the result of delaying the start of reconstruction work, the periods defined above in article D, 4th) and 6th sections, shall only start to run on the date when the insurance companies have given their agreement for the work to start.

        In the case where the LESSEE's challenge to the offer that the LESSOR was disposed to accept, leads, for whatever reason, to a lesser amount of indemnity being accepted by the LESSOR, the LESSEE is obligated to pay, out of its own funds, the difference between the definitive indemnity and the offer accepted by the LESSOR to the LESSOR.

F—TRANSFER

1ST) BY THE LESSEE

        The LESSEE shall not be able to transfer its right to the present lease, in whole or in part, except to the acquirer of its business, without the express written consent of the LESSOR, under threat of invalidation of the agreed transfer for violation of the present clause and even cancellation of the present lease, if this seems good to the LESSOR.

        Possible transfer of the present lease shall obligatorily entail full transfer of the benefit of the promise to date agreed to below.

        Moreover, the transferring LESSEE shall be responsible jointly with its transferee for all obligations that have been made its responsibility by this document, especially for the payment of the rents when due and full execution of clauses of the present lease.

        Consequently, subsequent leases, even those who, having transferred their right to the lease, no longer occupy the leased spaces, shall be jointly responsible together with respect to the LESSOR for payment of the rents and changes and for execution of all clauses and conditions of the lease, so that the LESSOR can act against all subsequent lessees or any of them, all being jointly responsible.

        The preceding stipulations apply to all cases of transfer, under any form whatever, and to application of the right to the lease to any company of whatever kind, whether this application is made to a new company or to a pre-existing company.

        Transfer of application to a company should be made in the presence of the LESSOR or it should be duly invited by means of a simple registered letter with return receipt requested, addressed to its company headquarters at least eight days in advance.

        The transfer of application shall be responded to by an authentic document, of which an executable copy shall be delivered without cost to the LESSOR.

2ND) BY THE LESSOR

        In conformity with the provisions of article 2-1 of law no. 66-455 of July 2, 1966, and subsequent texts, the LESSOR is obligated, in the case of a sale or transfer of the assests that are the object of the present lease, during its duration, to impose on the acquirer, transferee, or similar entity, the execution of all clauses and conditions of the present lease conditions.

        In the case of transfer of credits arising from the present contract to an ordinary credit fund, in conformity with the legal provisions and regulations in force, the transfer of securities that can guarantee each credit, including, if applicable, the benefit of insurance, shall be made fully to the benefit of said funds, in conformity with the provisions of article 34, paragraph 7, of law no. 88-1201 of December 23, 1988, as amended.

        In addition, the charge for recovering the credits granted in this way, can be transferred according to the provisions envisioned in article 36, paragraph 3 of the law cited. In this case, the LESSEE shall be notified of this by a simple letter.

G—SUBLEASING

        The LESSEE has the ability to sublet all or part the spaces that are the object of the present contract, under the following reservations, to which it cannot make an exception, under threat of cancellation:

        1)    Any total or partial sublease of the space can be granted by the LESSEE only with prior written agreement from the LESSOR.

        2)    In case a sublease is authorized, the LESSEE shall be under obligation to respect the following conditions:

        -      the sublease(s) granted should in no case expire later than the lease contract,

        -      all work of fittings or restoration in consequence of the subleases shall be charged exclusively to the LESSEE, likewise indemnities of all kinds that may be claimed by the sublessee for any reason whatever,

        -      cancellation of the lease for whatever reason shall entail full cancellation of the subleases granted.

        -      in case of default in the payment of amounts due from the lease contract, the LESSEE here and now authorizes the LESSOR to receive directly any amounts due from its sublessees.

        -      the following clause shall be reproduced completely in any sublease contract granted by the LESSEE:

          "The right to use the rented spaces derives for the lessor from a lease contract that has been granted to it by the landlord, which will expire on                    , of which the sublessee acknowledge being aware and undertakes to observe the terms.

          "Prior to the present sublease, the sublessee explicitly acknowledges having been informed that the sublease granted to it depends of the existence of the lease contract, of which the lessor is the owner.

          "Because of this, the sublease shall expire irrevocably when the term of the lease contract matures, in the absence of options to sell being exercised by the lessor, or when it is cancelled for any reason.

          "In case the lease contract expires without the lessor having exercised the option to sell or in case the lease contract is cancelled for any reason whatever, the sublessee shall be required to vacate the rented premises immediately, without being able to oppose this through a right based on the present contract against the leasing company, which retains ownership.

        "The lessor and the sublessee shall secure to the landlord the credit for the sub-rents resulting from the present contract.

          "When first requested by the landlord, the sublessee shall be required to pay to it any amount that may be due to the lessor."

H—SECURITY

        The LESSEE shall only be able to give the commercial funds used in the property that is the object of the present contract as security only after being advised by the LESSOR by registered letter with return receipt requested and having received its written consent.

        In the case where a security has been given in violation of this clause, and likewise in case of a registration taken by a third party and recognized as valid by a judicial decision that has taken effect and not been cancelled in execution of the decision, the LESSOR shall be able to cancel the contract, if this seems good to it: the conditions of this cancellation shall then be those mentioned below in article L Cancellation on Request of the LESSOR.

I—RENT

        The present lease contract is granted and accepted in exchange for payment of rent, without taxes, at intervals and according to the above modalities, the amount and payment conditions of which are specified in Title III.

        This rent will be increased by the value-added tax (VAT) or by any fees or taxes that may replace or be added to this tax in the future.

        Any amounts due from the LESSEE to the LESSOR as rents, charges, and any taxes shall be paid by withdrawal notice.

        Subsequent payments should be made at the regular intervals specified below in the PARTICULAR CONDITIONS, after the due date of the first payment.

        In case of non-payment by the LESSEE when due for one rental payment or of non-payment of the charges or other amounts due on the basis of the present contract within fifteen days from the sending of the invoice or evidence justifying the expense, interest shall be due, as a penalty clause and without necessity of a preliminary period, calculated at the date established in the PARTICULAR CONDITIONS, starting from the due date and independent of the exercise of the cancellation clause on request of the LESSOR envisioned below under article L.

J—INFORMATION RELATING TO REPLACEMENT OF THE FRENCH MONETARY UNIT BY A SINGLE EUROPEAN CURRENCY

        In case of need, in conformity with the general principles of monetary law, we recall that credits for sums of money denominated and/or payable in the currency of a member state of the European Community (National Monetary Union) by virtue of the present documents shall be considered a fully denominated and/or payable in the single European currency when this national monetary unit ceases to be legal tender or, more generally, it is replaced by the single European currency in conformity with the applicable community and/or national regulations.

        The rates and conditions for the conversion from the national monetary unit shall be those resulting from application of the provisions of article 109 L of the European Union Treaty.

K—CANCELLATION ON REQUEST OF THE LESSEE

1st) The LESSEE shall only be able to request cancellation of the present contract starting with the date established in Title II and on condition that notice be sent to the LESSOR at least three months in advance by registered letter with return receipt.

        However, regardless of the date of a disaster or expropriation, the LESSEE shall be able to exercise the present cancellation clause on condition that the LESSOR be notified by registered letter with return receipt.

        This cancellation shall take effect only after a period corresponding to one rent period.

2nd) An amount determined in Title III—"PARTICULAR CONDITIONS" shall be payable by the LESSEE eight days in advance of the cancellation date chosen by it, as an agreed indemnity penalty.

3rd) The cancellation indemnity, in connection with the particular nature of the lease, shall be due by the LESSEE in a situation of legal compensation, under the assumption that the legal administrator does not pursue execution of the contract.

4th) It is expressly stipulated that cancellation of the contract remains subject in all cases to complete execution of each and all of the clauses, charges, and conditions stated in Title I of the present contract.

5th) Cancellation of the lease shall entail full loss of the benefit of the promise to sell.

6th) In case of legal compensation or liquidation, the LESSEE shall vacate the premises as of the effective date of the cancellation. If this date is not respected, the occupant should pay to the LESSOR a monthly and indivisible "precarious" occupation indemnity equal to triple the monthly rent calculated on the basis of the rent in force, this indemnity is not to be confused with that envisioned in article K, 2nd), above.

L—CANCELLATION ON REQUEST OF THE LESSOR

        If any period of pre-rent, rent, or execution of any of the clauses of the present contract is in default, and after fifteen days starting from a demand for payment or placement in arrears addressed by a extra-legal document has remained without effect and expressing the desire of the LESSOR to exercise the present clause, the lease contract shall be cancelled immediately, without a necessity for complying with any legal proceedings and notwithstanding any later offers or payments.

        During the pre-financing period, this cancellation shall entail for the LESSEE or anyone that may have replaced it with agreement of the LESSOR, the obligation to pay all at once, at the latest within two months to the LESSOR:

        1st) all the financing expended through the cancellation date and any invoices still due for work done;

        2nd) any indemnities possible due for the cancellation of contracts in progress (especially with architects, contractors, or supplier);

        3rd) on cancellation indemnity established as a penalty of 10 of the basis for financing, without taxes.

        In any cases, the pre-rents or rents paid or due to the LESSOR shall remain acquired by it.

        During the lease, cancellation of the present contract shall entail full cancellation of the benefit of the promise to sell and payment of agreed penalties for damage interest, a sum equal to that envisioned in Title III—"PARTICULAR CONDITIONS," to which one year's rent shall be added.

        The LESSEE and/or any occupant under it should vacate the premises as of the effective date of the cancellation of the contract. If it refuses to do so, it may be forced to by a simple injunction order. In this case, the LESSEE and/or any occupant under it should pay an occupation indemnity calculated in conformity with the provisions of article K, 6th), until the premises have been effectively vacated.

        In case a legal procedure for compensation is institute against the LESSEE, the LESSOR shall address an placement in arrears to the legal administrator, to inform him whether or not the contract will be continued.

        If no response is received within a period of one month, starting from the receipt of the letter, the administrator shall be presumed to renounce the benefit of the contract, in conformity with the law, and the cancellation shall take place in full, with all the consequences envisioned previously.

        The preceding conditions constitute an essential determining condition of the present lease, without which it would not have been agreed to.

M—LEASE FEE OR VAT OPTION

        The "PARTICULAR CONDITIONS" specify whether the LESSOR opts for imposition of the value-added tax on revenues from the present lease.

        If there is no option for the VAT, the rents and additions to the rents shall be subject to the lease law and to the possible additional tax.

        In the case of an option for the VAT, the LESSEE shall continue to pay to the LESSOR, in addition to the rents, interest calculated according to the methods specified in TITLE III—PARTICULAR CONDITIONS.

N—EXPROPRIATION AND REQUISITION

        Until the execution date of an order prescribing the property transfer of the entire property in favor of the expropriating organization, the rents due shall continue to be payable, independent of the way in which the LESSEE is occupying the expropriated premises.

        It is agreed that discussions with the expropriating administration for establishing expropriation indemnities shall be conducted jointly by the LESSEE and the LESSOR.

        1ST) TOTAL EXPROPRIATION

        The lease shall be cancelled in full, starting from the date of execution of the order discussed above, without an indemnity being charged to the LESSOR to the benefit of the LESSEE.

        In this case, the LESSEE shall pay to the LESSOR an indemnity equal to the amount envisioned in TITLE III—"PARTICULAR CONDITIONS."

        The amounts paid to the LESSOR for the expropriation shall be credited, with deduction of the taxes that may be due by the LESSOR for receiving the expropriation indemnity, with proper agreement on the amount of the cancellation indemnity, any eventual surplus being paid by the LESSOR to the LESSEE.

        2ND) PARTIAL EXPROPRIATION

        If the property is expropriated only in part, the lease shall be continue on the non-expropriated part. A reduction of the amount of the rent may then be agreed on by the parties, which reduction shall take into account, in addition to the possibilities for the LESSEE to take legal action regarding the expropriation and the amount of indemnities received by both parties.

        If the non-expropriated portion of the property is insufficient to permit usage of the leased parties, the LESSEE shall have the ability to ask the LESSOR, on condition that a registered letter is sent with return receipt three months in advance:

        -      either to cancel the present contract under the conditions proved above under article K—Cancellation at the request of the LESSEE, with no delay required.

          In this case the expropriation indemnity received by the LESSOR shall be credited, after deduction of amounts possibly due to the Tax Administration, with proper agreement, to amounts owed by the LESSEE.

          If this indemnity, which has just been discussed, is greater than these amounts, the surplus shall remain the property of the LESSOR.

          If this expropriation indemnity is less than the cancellation indemnity owed by the LESSEE, the latter is obligated to repay the difference to the LESSOR from its own funds.

        -      or to repurchase the remaining part of the property by paying the total price envisioned in Title III—"PARTICULAR PROVISIONS" under the same conditions as those provided above under article N, 1st), relating to total expropriation.

        3RD)—REQUISITION OF THE PROPERTY

        The lease shall continue to produce its full and complete effect, the rent continuing to be due without reduction, the requisition, temporary occupation, or partial indemnity that will be paid in totality to the LESSOR, but which will be forwarded by it to the LESSOR as soon as it has been notified by the authority making the requisition, to be credited to future rents.

TITLE II

UNILATERAL SALE PROMISE TO SELL

O—PROMISE TO SELL

        The LESSOR promises to the LESSEE to sell to it the property that is the object of the present document at the expiration of the lease, under the usual legal conditions, and in particular for the purchases, to take the assets sold in their state and conditions as of the date of the sale.

        The acquirer should reimburse to the seller the entire property tax relating to the year in which the sale takes place. If the notice has not been delivered on the date the document is signed, the acquirer should pay to the seller an amount determined on the basis of the tax for the preceding year. If applicable, all amounts due for charges and work, executed or not, because of co-ownership shall likewise be reimbursed to the seller by the acquirer.

        This sale shall take place at the risk and peril of the LESSEE, without any guarantee on the part of the LESSOR for any reason whatever, and in particular for any defect or hidden faults, with express waiver of the provisions of article 1641 of the Civil Code.

        It is expressly stipulated that realization of the promise to sell is subject to complete execution by the LESSEE of each and all of the clauses, charges, and conditions stipulated in Title I of the present contract.

        The sale price, for the case of realization of this promise, is indicated in Title III of the present contract. It shall be payable at the time the authentic document is signed, which should occur at the latest on the date on which the lease expires.

        Moreover, the LESSEE assumes all the fees, costs, and honorarium associated with this change, and all taxes, fees, and contributions that the Administration may require from either of the parties, in consideration of the duration of the contract, the sale price, and the rules of amortization, except those that are appropriate to the LESSOR.

        The LESSEE should notify the LESSOR by registered letter with return receipt, at latest six months before the date on which the lease expires, of its intention to exercise the option offered to it.

P—EXERCISE OF ANTICIPATED OPTION

        The LESSEE shall also have the ability to acquire the leased assets starting from the date indicated in Title III, with the reservation that it has regularly met the obligations imposed it and that it has notified the LESSOR at least one year in advance of the date on which it intends to make this acquisition effective, by registered letter with return receipt.

        This acquisition can take place only on the anniversary of the date on which the present contract takes effect.

        In this case, the LESSEE should pay to the LESSOR the amount established in Title III—"PARTICULAR CONDITIONS."

        In this event, as in the case of a realization of the promise to sell at the end of the contract, all fees, costs, and honorariums due to this change, likewise all taxes, fees, or contributions that the Administration may require from either of the parties, taking into consideration the duration of the contract, the sale prices, and the rules of amortization, shall be charged exclusively to the LESSEE; also, all amounts that have not been received as rent according to the methods of the present contract, for whatever reason, likewise all amounts due as principal or accessories, including interest on arrears calculated as stated above (Title I, Article 1—rent), should have been delivered to the notary charged with drawing up the document by 48 hours before the date selected by the LESSEE or the date of the end of the contract.

        The acquirer should reimburse to the seller all property tax relating to the year during which the sale will take place. If the notice has not been delivered by the date the document is signed, the acquirer should pay to the seller an amount determined on the basis of the tax for the preceding year. If applicable, all amounts due for charges and work from co-ownership, executed or not, shall be reimbursed to the seller by the acquirer.

        If the LESSEE has not delivered the funds to the notary within the period envisioned above or has not signed the document by the date fixed, the LESSEE shall lose the benefit of exercising the anticipated option mentioned, and the present lease shall then continue to run under the conditions initially envisioned. Also, the LESSEE shall assume all costs that would have been borne by the LESSOR.

Q—EVACUATION OF THE PREMISES AT THE END OF THE LEASE

        If the purchase option is not exercised, and if a new lease contract has not been concluded between the parties, the LESSEE should vacate the premises at the latest by the expiration date of the present contract.

        In case of a delay in vacating the premises, the LESSEE shall pay to the LESSOR an annual occupation indemnity equal to three times the rent received during the last year of the lease, discounted pro rata month by month, each month started being due.

R—POSSIBLE REGULARIZATION OF THE VAT DEDUCTION

        Assuming that, for whatever reason, the LESSOR is called to proceed, in accordance with provisions of the General Tax Code with any regularization of the deduction made by the LESSEE for the value-added tax initially imposed on the construction or acquisition of the property that is the object of the present lease, any amount that the LESSOR would thus be called on to refund to the Tax Administration should be reimbursed to it, when first requested and without delay by the LESSEE in the lease, the future possible acquirer of the property, to which, in exchange, the LESSOR shall deliver the certificate envisioned by the General Tax Code.

        Such a reimbursement by the LESSEE shall be payable:

        -      regardless of the reason that motivates the obligation for the LESSOR to proceed with regularization of the deduction, unless this reason was exclusive of any sale of the property,

        -      even when the payment of the tax on the value added by the LESSOR would open the way to issuance of the certificate envisioned above,

        -      likewise, even assuming that the LESSEE, for whatever reason (whether this reason is attributable to it or not, regardless of its will), could not effectively benefit from the right to deduct the value-added tax involved in the certificate that will have been delivered to him by the LESSOR.

        This reimbursement shall not be required from the LESSEE if regularization of the deduction of the value-added tax was due to the occasion of the sale of the property by the LESSOR to a third party that is required to execute the agreements of the lease at the seller's location.

        In the case of a sale of the property to the LESSEE by virtue of either the promise to sell stipulated in Title II above or in execution of any other provisions of the present lease contract, especially those involving disasters, the amount of the value-added tax that the LESSOR should be called on to pay as regularization of the deduction should be reimbursed to it by the acquirer at the time the authentic sale document is signed, this reimbursement in no case being able to apply to the term payments.

        Moreover, the withdrawal for repayment of the regularization shall be made by priority on the insurance or expropriation indemnities possibly received; this withdrawal shall be compensated for by sending the certificate mentioned above.

        The provisions of the present article are and shall be applicable both to the LESSEE and to his creditors or successors, in particular to any transferee of the right to the present lease.

TITLE III

PARTICULAR CONDITIONS

1 — PURPOSE OF THE PREMISES (TITLE I, B)

        Building for use as laboratory, workshops, and offices.

2 — BASIS OF FINANCING (ART. I OF THE PRELIMINARY AGREEMENTS)

        22,269,500.00 francs, without taxes (TWENTY-TWO MILLION TWO HUNDRED SIXTY-NINE THOUSAND FIVE HUNDRED FRANCS, WITHOUT TAXES), as indicated in the presentation, divided in the following manner:

• share of financing by NATIOCREDIMURS, file leader, or 70%	15,588,650 francs, without taxes
• share of financing by CICAMUR, or 30%	6,680,850 francs, without taxes

SUBSIDY AGREED
ON THE SALE PRICE OF THE GROUND

        By virtue of an agreement concluded between the GENERAL COUNCIL OF VAL d'OISE and the ETABLISSEMENT PUBLIC d'AMENAGEMENT DE LA VILLE NOUVELLE DE CERGY POINTOISE, dated January 23, 1998, the content of which has been included in the sale document for the benefit of the LESSOR, analyzed in the preceding presentation.

        The sale price of the ground has been reduced by the amount of the subsidy, an amount of 869,500 francs, allocated to the seller under the conditions reproduced literally below:

  ARTICLE I:

        The operator undertakes to see that the final beneficiary named in a promise to sell is the same as the one mentioned in the sale document, no matter what the method of financing the operation is, lacking which, the subsidy of the General Council shall not be paid.

        In the case of financing operated under the form of a lease, the operator also undertakes to produce the corresponding contract to the General Council of Val d'Oise as a piece of evidence for the granting of the subsidy.

  ARTICLE 2:

        The operator undertakes to produce the following elements for the General Council of Val d'Oise within a period of 2 years, and at the latest one year after completion of the construction envisioned:

        – the number of jobs retained;

        – the number of jobs transferred;

        – the number of created jobs transferred;

        – the provisional amount of the professional tax.

  ARTICLE 3:

        The operator undertakes to repay the subsidy in the case where the operation of construction is not completed within a period of 5 years and/or in the case where the nature of the operation does not correspond to the nature of the aid from the General Council.

  ARTICLE 4:

        The present agreement takes effect starting from the date on which it is signed.

        A photocopy of this agreement is attached hereto after identification.

        IN CONSEQUENCE WHEREOF, it is expressly agreed between the parties that the amount of the subsidy shall be deducted from the amount of the investment for calculation of the pre-rents and lease rents.

        The LESSEE shall make all obligations connected with the granting and maintaining of this subsidy its personal business.

[The following paragraph has been crossed out and replaced by an illegible handwritten note:]

        In the case where the LESSOR is asked to return all or part of the subsidy in question, the LESSEE will reimburse the LESSOR, as soon as asked, all amounts including principal, interest, charges and penalties asked of the LESOR by the organization having granted said subsidy.

  LESSEE ADVANCE

        On the day when the present contract takes effect, the LESSEE shall give directly and without the involvement of the undersigned notary, the LESSOR, which accepts it, in the form a deposit that is frozen in its books, a lump-sum deposit of TWO MILLION FRANCS (2,000,000.000 francs), under the conditions and according to the methods defined below.

        This advance shall be distributed according to the indivisible shares of each of the lessors.

        The LESSOR shall open a special account in its ledgers in the name of the LESSEE corresponding to the above advance that has been granted and accepted, which is intended to cover the relationships between the LESSOR and the LESSEE at the time of this advance.

        By express agreement between the parties, this advance shall have a duration of ten (10) years from the date on which the present lease contract takes effect, concurrent with the first 40 quarterly payments calculated in this manner, which are indicated hereafter under the heading of "RENTS."

        The LESSEE acknowledges that the LESSOR has the ability to modify the methods of restitution of the advance defined above, especially in the case of default, recovery, or legal liquidation, with the sole reservation of being notified of this.

        The LESSOR shall be considered as having fulfilled its obligations by the simple fact of crediting the entire advance defined above at the latest by the date of the contractual expiration of the lease, in a single operation, if applicable.

        The LESSEE renounces in advance a claim to restoration of said advance before the entire compensation as indicated above has been made and the invoking of any of the provisions of article 1944 of the Civil Code.

        In addition, it is expressly agreed between the parties that if the sum of 2,000,000 francs is not paid as the lessee advance in question, the LESSOR may apply, if this seems good to it, the clause in article L of Title I "Cancellation at the request of the lessor."

3 — PRE-RENTS (ART. 3 OF THE PRELIMINARY AGREEMENTS

        Commitment commission: 0.0625 % per quarter or 0.25 % per year, pro rata, starting January 9, 1998, until the date on which the present lease takes effect, calculated on the investment reduced by the amount of the lessee advance and payable in advance.

        Interest: (TMM + 1.50) % annually.

TMM = AVERAGE MONTHLY MONEY MARKET RATE.

        The TMM considered for calculation of said interest shall be the arithmetic mean of the 3 TMM's published for months M-3 through M-1, M being the month in which the interest is payable.

4 — RATE OF PRE-RENTS DURING THE SUPPLEMENTAL PERIOD (ART. 7 OF THE PRELIMINARY AGREEMENTS)

        Commitment commission: 0.25 % annually.

        Interest: (TMM + 1.75%) annually.

TMM = AVERAGE MONTHLY MONEY MARKET RATE.

The TMM considered for calculation of said interest shall be the arithmetic mean of the 3 TMM's published for months M-3 through M-1, M being the month in which the interest is payable.

5 — WITHDRAWAL NOTICE FOR PAYMENT OF PRE-RENTS (ART. 3 OF THE PRELIMINARY AGREEMENTS) AND LEASE RENTS (TITLE I, I)

        References to the LESSOR's bank account, according to the R.I.B:

    BANQUE NATIONALE DE PARIS
    Headquarters: GENNEVILIERS
    Account no.: 000220888718

6 — DATE OF START OF THE PROJECT (ART. 5 OF THE PRELIMINARY AGREEMENTS)

        currently April 1998.

7 — PRESENTATION OF INVOICES (ART. 6 OF THE PRELIMINARY AGREEMENTS)

        a)    Monthly presentation date: the 10th of each month.

        b)    In the case where the LESSEE has already paid, prior to the signing of this document, for certain expenses incumbent on the LESSOR, the latter shall reimburse the LESSEE on presentation of the corresponding invoices and evidence that they have been paid (Art. 2 of the preliminary agreements).

8 — END OF THE PROJECT (ART. Y OF THE PRELIMINARY AGREEMENTS)

  a) Completion date: March 31, 1999.

  b) Duration of supplemental period: two months, starting from this date.

9 — FINANCING THE VAT PAID BY THE LESSOR

        The LESSEE shall pay to the LESSOR interest calculated at the rate of (TMM + 1.50) % annually on the amounts paid as VAT on the amount of the investment that is the object of the present document, but with a limit of a lump-sum recovery period of 4 months, starting from the date of each payment.

TMM = AVERAGE MONTHLY MONEY MARKET RATE

The TMM considered for calculation of said interest shall be the arithmetic mean of the 3 TMM's published for months M-3 through M-1, M being the month in which the interest is payable.

10 — EFFECTIVE DATE AND DURATION OF THE LEASE (TITLE I, C)

        The lease shall take effect starting from the date on which possession is taken of the assets designated above and at the latest on June 1, 1999, for a duration of twelve (12) entire and consecutive years.

11 — RENT (TITLE I, I)

        The rent shall be calculated as stated below, depending on the resale price elements listed in the preceding presentation, representing the amounts invested by the LESSOR in the present lease operation and expressed hereafter by the term "investment."

        In case the investment is increased or decreased, the present document shall be, after agreement with the LESSOR, the object of an amendment.

        The amounts of the annual rents are payable quarterly, in advance, the first starting with date on which the lease takes effect.

        The rents shall consist of the following items:

        1st) a part of the rent, without interest, increased by the VAT, which shall be payable on the amount of the advance given by the LESSEE to the LESSOR.

        2nd) a part of the rent, increased by interest and the VAT, necessary for reimbursement of funds mobilized by the LESSOR.

        A)    VARIABLE-RATE FORMULA

        Each quarterly amount shall include:

        a)    A capital-reimbursement part, governed by an amortization key such as the one in column two of the following table.

        b)    An interest part, calculated on the capital remaining due at the start of the period, without deduction of the amortization part associated with said period. The nominal annual rate on the advance serving for calculation of this interest shall result from the following formula:

TNA = NOMINAL ANNUAL RATE ON ADVANCE

        The nominal quarterly advance term used for calculation of the interest for each period been determined in consequence.

TIOP: INTER-BANK RATE FOR THREE MONTHS OFFERED IN PARIS

        The reference TIOP serving for calculation of each rent payment shall correspond to M-2, M being the month in which each payment is due.

        The ratio 365/360 is applied to the 4-month TIOP in order to take into account the payment of funds on the inter-bank market according to the number of real days, the rents being discounted inclusively over 90 days.

        As an example, based on a 3-month TIP for the month of November 1997 (or 3.69%) and on an investment of 21,400,000 francs, without taxes, the amount received is:

LINEAR RENTS	RENTS 1 THROUGH 40	RENTS 41 THROUGH 48
LESSEE advance	50,000.00
(2,000,000)	(compensation)
lease rents	536,709.25	536,709.25

(19,400,000)	586,709.25	536,709.25

POSSIBILITY OF CONVERSION TO A FIELD RATE

        The LESSOR grants to the LESSEE the option, during the first three years of the lease contract, to ask that part of the interest be calculated according to a fixed rate, which shall then be imposed on the parties in a definitive manner through the remaining period of the current contract. This ability can be exercised on a date corresponding to the date on which a quarterly payment is due, with a request formulated by registered letter with return receive, at least one month in advance of said date.

        The interest rate retained shall be the following:

TRA = TRMO + 1.55

TRA: NOMINAL ANNUAL ADVANCE RATE

        The nominal quarterly advance rate used for calculation of the interest for each period being determined consequently.

TRMO: AVERAGE-YIELD RATE OBSERVED ON THE SECONDARY MARKET FOR PRIVATE FIRST-SIGNATURE OBLIGATIONS.

        The reference used for the TRMO is the last TRMO known at the end of the month corresponding to M-1, M being the month that is the object of the fixed-rate consolidation.

        This consolidation shall be the object of a commission determined by the following formula:

last rent paid - (capital before payment - capital after payment 3

        SHARE CORRESPONDING TO THE ADVANCE GRANTED BY THE LESSEE ON AN AMOUNT OF 2,000,000 FRANCS

        The repayment of this advance shall be made by compensation on the first 40 rents payable to the LESSOR by the LESSEE under the current lease contract, consisting of 40 quarterly payments of 50,000.00 francs, without taxes.

AMORTIZATION TABLE CONCERNING FORMULA A
VARIABLE RATE)

[column headings:]

Serial number of the quarterly payment

    1

Amortization included in the quarterly payment for an investment of 19,400,000 francs

    2

Current remaining amount to be financed after the corresponding quarterly payment, used for the calculation of interest

    3

[see original for numbers]

  D) FIXED-RATE FORMULA

        Starting from the date on which the lease takes effect and until its contractual expiration, the annual rents shall be, by express convention between the parties, payable quarterly, in advance.

        As an example, for an investment of 21,400,000.00 francs, without taxes, the amount due today, based on the TRMO is:

FIXED-RATE RENTS	RENTS 1 THROUGH 40	RENTS 41 THROUGH 48
LESSEE advance	50,000.00
(2,000,000)	(compensation)
lease rents	582,188.16	582,188.16

(19,400,000)	632,188.16	582,188.16

        TRMO: AVERAGE-YIELD RATE OBSERVED ON THE SECONDARY MARKET FOR PRIVATE FIRST-SIGNATURE OBLIGATIONS.

        The reference used for the TRMO is the last TRMO known at the end of the month corresponding to M-1, M being the month that is the object of the fixed-rate consolidation.

        The rent being fixed definitively only at the time when any variation of the TRMO used as the reference index between that of the month of December 1997 (or 5.34) and that of the month preceding the start of the rent takes effect for the contract shall entail a corresponding modification of the rent.

        IF THERE IS NO OPTION FOR A FIXED RATE OR A VARIABLE RATE WITHIN ONE MONTH PRECEDING THE EFFECTIVE DATE OF THE LEASE, THE LESSEE SHALL BE CONSIDERED TO HAVE OPTED FOR A VARIABLE RATE WHEN THE LEASE TAKES EFFECT.

        SHARE CORRESPONDING TO THE ADVANCE GIVEN BY THE LESSEE, AMOUNTING TO 2,000,000 FRANCS

        Repayment of this advance shall be made by compensation on the first 40 rents payments due to the LESSOR by the LESSEE from the lease contract, in 40 equal quarterly amounts of 50,000.00 francs, without taxes.

        Replacement or disappearance of the reference rates used by the parties

        For the case where the above rates used cease to be published or disappear before the expiration of the lease, the variations shall be established by referring to the rates intended to replace them and by using the continuity factors established by the competent authority.

        If there is no replacement or continuity factor, the parties shall agree to substitute another rate of their choice for the missing rate.

        Unless otherwise agreed, the replacement rate shall be determined by two experts chosen by mutual agreement or officially appointed on request of the more interested party by the president of the Tribunal de Grande Instance [High Court] of PARIS. In case of disagreement, these experts shall have the ability to add a third expert, again appointed by the president on simple request of the more interested party.

        The absence of a reference rate does not authorize the LESSOR to delay payment of rents. They should continue to be paid when due on the basis of the last known rate, with the difficulty been resolved as soon as possible.

        The rents shall be paid by withdrawals to the account of the LESSOR indicated above under article 3.

  12—RENT INDEXING

        None. The provisions of the present lease contract relating to rent indexing have no purpose.

  13—CANCELLATION ON REQUEST OF THE LESSOR

        The LESSOR has the ability to request cancellation of the present lease contract starting from the end of the sixth year following the date on which it takes effect.

  14—RIGHT OF LEASE OR VAT OPTION (TITLE I, M)

        The LESSOR declares that it has opted to be subject to the value-added tax, which is expressly accepted by the LESSEE.

  15—PROMISE TO SELL (TITLE II, O)

        The sale price, in case of realization of the promise to sell at the end of the contract is: one franc.

  17—EXERCISE OF ANTICIPATED OPTION (TITLE II, P)

        The LESSEE has the ability to acquire the rented assets starting eight year following the date on which the present contract takes effect.

  18—INDEMNITIES AND REPURCHASE PRICE FOR THE PROPERTY

        a)    INDEMNITY IN CASE OF CANCELLATION:

        1)    WHEN EXPRESSLY REQUESTED BY THE LESSOR: the amount of this indemnity shall be equal to half the remaining capital due.

        For the case where the LESSEE cannot provide the LESSOR with the certificate of conformity of the property, this imdemnity shall be equal to three fourths (3/4) of the remaining capital due.

        2)    ON REQUEST OF THE LESSEE, IN CASE OF PARTIAL EXPROPRIATION, DISASTER, OR FULL EXPROPRIATION: the amount of this indemnity shall be equal to the entire remaining capital due.

        3)    ON REQUEST OF THE LESSOR: the amount of this indemnity shall be the entire remaining capital due.

        b)    REPURCHASE PRICE DUE WHEN THE OPTION IS EXERCISED, EITHER IN ANTICIPATION, STARTING FROM THE DATE ESTABLISHED IN ARTICLE 16 ABOVE OR IN THE CASE OF DISASTER OR TOTAL EXPROPRIATION:

        The amount of the repurchase price, whether agreed on amicably at the request of the LESS as indicated above or due to a disaster or partial expropriation, shall be determined as follows:

        1)    IN CASE OF A VARIABLE-RATE RENT:

        -      capital still owed at the item of the exercise of the option (column 2 of the amortization key), increased by 3%, until the end of the 6th year, increased by 2% in the 7th and 8th years, and by 1% in the 10th and 11th years.

        2)    IN CASE OF A FIXED-RATE RENT:

        -      the cumulative amount of rents remaining to run through the time of the anticipated repurchase, increased by the amount of the repurchase amount at the end of the contract, after the amounts have been updated on the basis of the contract, reduced by two points.

        The contract rate shall itself be updated on the basis of the reference rate (TRMO) in force on the day on which the option was exercised, to the extent that this reference rate is less than that in force on the day when the lease started.

        c)    IN ADDITION TO THE CANCELLATION INDEMNITIES OR ANTICIPATED REPURCHASE PRICE RESULTING FROM PARAGRAPHS a) AND b) ABOVE

        The LESSEE should pay to the LESSOR all the indemnities and contractual modalities that would otherwise have been agreed on.

  18—INTEREST RATE ON ARREARS (TITLE I, PARAGRAPHS I AND J)

        starting from the due date, the LESSOR shall apply the following rate:

        -      (TMM + 5) % annually.

TMM = AVERAGE MONTHLY MONEY MARKET RATE.

        The TMM considered for calculation of said interest shall be the arithmetic mean of the 3 TMM's published for months M-3 through M-10, M being the month in which the interest is payable.

  19—STUDY AND SET-UP COMMISSION

        The study and set-up commission is established as:

        -      28,000 francs, without taxes, for NATIOCREDIMORS, stipulated as payable on this date,

        -      12,000 francs, without taxes, for CICAMUR, stipulated as payable on this date.

  20—MANAGEMENT COSTS

        The LESSOR shall receive the following costs during the entire period of the property-lease contract:

        -      management of litigation associated with construction or a disaster: 15,000 francs, without taxes

        -      collection and management of a subsidy or an outside loan: 20,000 francs, without taxes

        -      management of fees and taxes: 1,000 francs, without taxes (annually)

        -      request that generates research, providing a certificate, etc.: 350 francs, without taxes

        -      cost of reminders on unpaid amounts: 350 francs, without taxes

        -      exercise of anticipated option: 10,000 francs, without taxes

        -      cost of termination of contract: 30,000 francs, without taxes

        -      modification of the request of the LESSEE involving establishment of an advance: 10,000 francs, without taxes

        These costs shall be indexed according the variation of the national index of construction costs established by the National Institute of Statistics and Economic Research on the basis of 100 for the 4th quarter of 1953; the reference index taken into consideration is that of the 2nd quarter of 1997, or 1060.

        The index of comparison serving for the calculation of costs shall be the index before invoicing; in any case, the comparison index cannot be less than the reference index indicated above.

        These amounts, as well as all others dues from the present contract, shall be withdrawn directly by the LESSOR from the bank account of the LESSOR.

  21—GUARANTEES

        A.—SECURITY ON THE ADVANCE GRANTED BY THE LESSEE

        To guarantee all amounts that may be owned to the LESSOR by the LESSEE from the lease contract for principal, interest, commissions, indemnities of any kind, any costs and accessories, and the execution of all obligations signed by the LESSEE for any reason with respect to the LESSOR, the LESSEE guarantees from this date on a credit that the latter shall hold as an advance of 2,000,000 francs for a period that will end when payment of the fortieth quarterly rent is made, or at the expiration of the present contract in case of a default of the LESSEE, as will be stated below:

        In conformity with the provisions of article 2075 of the Civil Code, the LESSOR accepts from this date on the present security.

        For this purpose, the LESSEE subrogates to the LESSOR, with proper agreement, in all its rights, actions, and privileges.

        The LESSEE declares that as of this date it has not agreed to any delegation, transfer, or security of all or part of the amounts to come from the credit applied to the guarantee for the benefit of the LESSOR.

        The LESSOR undertakes not to set up any other delegation or any other security on said credit than those resulting from the present document nor to operate any transfer of the credit applied to guarantee the present terms.

        In case of total or partial non-payment of amounts that are due by the LESSEE from the present document, the LESSOR shall be authorized by virtue of the present delegation to directly withdraw the amounts due to it on the amount of the credit that is expressly delegated to it.

        In case this guarantee is made operative, the LESSOR shall apply the funds involved to payment of the rents and other amounts due and shall apply to the financing of the property replacement funds mutually agreed on.

        Starting from the due date of the first rents following replacement of the substitution funds, the latter shall be command with the rent schedule at a quarterly rate at a quarterly amount forming a supplemental rent, including complete amortization of the capital of the said replacement funds and the interest calculated according to the conditions applied to the shares of the rent of the leasing companies on their own funds and payable according to the same schedule as the rents.

        B.—BLOCKING THE CURRENT ACCOUNT

        The LESSEE already sent to the LESSOR before this date, a letter dated April 1, 1998, from the company called BIOSPERA INC., which has its headquarters at 111 Locke Drive, Mariborough, Massachusetts, USA, under terms of which said company undertakes, in particular, to pay to a current company account on its books, in the name of the LESSOR, a sum of 3,000,000.00 francs and to maintain this amount in full during the first ten years of the present contract, starting from its effective date.

        A photocopy of this document is attached hereto, after identification.

        Mrs. BOURDY, who is qualified, declares that BIOSPERA is a 100% shareholder of the LESSEE and undertakes expressly to provide evidence to the LESSOR, at the latest by the effective date of the present contract, that the sum of THREE MILLION FRANCS has been paid by said BIOSPERA INC. as indicated above.

        Also, as results from the undertaking assumed under terms of the letter mentioned, it is expressly stipulated that nothing can be made available from the amount thus paid to the blocked current account, in any manner whatever, especially by delegation, security for an increase in capital, except for the benefit of the LESSEE, and that total or partial reimbursement of the sum of 3,000,000.00 cannot be requested before the end of the tenth year, starting from the effective date of the lease.

        The LESSEE is obligated to provide evidence, when first requested by the LESSOR, of maintaining the blocked current account if full for the sum paid in this manner, during the first years of the lease contract, starting from its effective date; the corresponding undertaking should be sent by the commissioner of accounts in their report.

        Any failure in the preceding obligations and stipulations, respect for which constitutes a critical condition in the present document, may entail, if this seems good to the LESSOR, cancellation of the lease contract according to the provisions of article L—"Cancellation on request of the LESSOR," of Title I above.

  22—INSTALLATIONS CLASSIFIED FOR ENVIRONMENTAL PROTECTION

        Concerning the activity performed on the site that is the object of the present document, a file for notification of possible classification has been deposited with the prefecture of Val d'Oise, as indicated above in the introduction.

        It results from a letter issued by the Office de the Environment—Department of Local Collectives, the Environment, and Management of the prefecture of Val d'Oise, dated October 7, 1967, that after receipt of a supplemental file (surveyed site plan and notice specifying the provisions in case of a disaster), a receipt will be issued with technical prescriptions applicable to the planned activity.

        A photocopy of said letter is attached to this document as an annex, after identification.

        The LESSEE specifies that the declared activity is the following:

        -      fine chemicals and biochemicals—manufacture of chromatography media and biochemical reagents.

        The LESSEE is obligated, as an essential and critical condition of the LESSOR'S undertaking:

        -      to keep the LESSOR informed of steps taken at the Administrative Services mentioned above to produce for it all evidence of classification under the regime of the declaration that will be delivered by the prefecture.

        -      to take all useful steps so that the operation of its activity does not cause any trouble or damage that might prevent or delay good execution of the construction work.

        2nd) COMPLYING WITH STANDARDS

        The LESSEE should conform, within the framework of both its activity and the operation of the leased property, with the requirements established by the national and European standards, especially in regard to safety and health.

        It should assure compatibility of all materials located in the property with these same standards, whether movable goods or fixed assets are intended to be involved.

        It cannot demand that the LESSOR make any modification or do any work to comply with property or equipment standards for said property, which is the object of the present lease, even if this compliance with standards results from a legislative or regulatory requirement.

        It should assume, at its own cost and without any recourse against the LESSOR, the cost of the work that should be done in order to meet the legal or regulatory requirements.

        3rd) RESPONSIBILITIES THAT MAY ARISE FROM BOTH THE USAGE AND THE STRUCTURE OF THE LEASED PROPERTY

        All decisions involving the selection of the placement, nature, configuration, and purpose of the property that is the object of the present documents have been made by the LESSEE. The LESSOR has not taken any part in these decisions, and is restricted, on request of the LESSEE, to assuring, within the limit established above, to financing the operations made necessary by the decisions in the case.

        During the entire period of the present contract, the LESSEE shall have the use, management, and control of the leased property. It is therefore regarded as the guardian, and this property is placed under its exclusive responsibility, which responsibility it should take care of in full without being able to exercise any recourse whatsoever, for whatever reason, against the LESSOR.

        In regard to damages that may be caused, both to the LESSOR and to third parties, by the structure of the leased property itself (and especially from the nature of the soil), it is convenient to recall here that the choice was made by the LESSEE, and they will be handled in full by the latter, and the LESSEE cannot, as in the previous case, exercise any recourse against the LESSOR for whatever reason.

        Taking into account the activity performed by the LESSEE in the premises that may involve pollution, especial of the soil and the sub-soil, the following is agreed to as an essential and critical condition of the undertaking of the LESSOR, which the LESSEE expressly accepts them.

        -      the LESSEE assumes responsibility for strictly respecting current and future legislation applicable to the type of activity performed, elimination of discharges, and recovery of materials so as to avoid any toxic effect,

        -      the LESSEE shall be considered as the issuer of the discharges and renounces any recourse against the LESSOR in this regard, undertaking in fact to keep it out of any case in which it may ever be charged in the case of a sale of the property,

        -      all expenses resulting from the application of all laws and regulations in general of the activities of the LESSEE shall be the responsibility of the LESSEE or of its successors,

        -      in case of cancellation of the lease for any reason whatever, if the activity performed can be considered as the generator of pollution, an audit shall be performed in order to determine the status of the soil, at the exclusive cost of the LESSEE.

        The LESSEE should, when first requested by the LESSOR:

        -      give evidence that the declarations required by regulations then in force on the cessation of activity on the site concerned have been made,

        -      take all preventive and restorative steps that may be prescribed, both by the administrative authorities and by the organization that performed the audit, and by the regulations in force,

        -      obtain from the Administration all certificates or evidence of completion of all formalities connected with cessation of the activity imposed by the regulation in force.

        It will be the same under the assumption that the LESSEE has not exercised the purchase option or requested a simple lease within the agreed periods.

        All costs and fees that the LESSOR may have been led to assume for that which has just been agreed to in the present article and in order to respect the conditions decided on, as well as any deposit to which the LESSOR may be subject, shall constitute a definitive charge to the LESSEE.

        The LESSEE should relieve the LESSOR of any responsibility for damages caused to others.

  24—MANAGEMENT MANDATE

        Mr. MOTAIS, named above in the capacity of representative of the CICAMUR company, gives power by this document to the NATIOCREDIMURS company for the duration of the present lease, for the purpose of performing all current management and administrative operations relating to said lease, in particular:

  -      paying all amounts of pre-rents, rents, ordinary and extraordinary charges, cancellation or resolution indemnities, sale price, contributions, and taxes,

  -      dividing the product of its management between NATIOCREDIMURS and the company it represents in proportion to their participation in the present operation.

        The representative of the NATIOCREDIMURS company expressly accepts the mandate thus conferred.

        The LESSEE agrees to the above agreements and is obligated:

  -      to pay to NATIOCREDIMURS all amounts that the LESSOR may be called on to pay for any reason whatever by virtue of the present lease,

  -      to notify NATIOCREDIMURS of any requests to exercise an option, anticipated or not, or cancellation of the present lease, and to notify it of any transfer or assignment to a company of the right to the present lease.

        It is therefore specified:

  -      that the VAT shall be managed by the NATIOCREDIMURS company,

  -      that the preliminary agreement on the agent should be obtained for any decision that goes beyond the framework of current management (cancellation, exercise of anticipated option, transfer, expropriation of property, disasters, legal actions, etc.).

TITLE IV

MISCELLANEOUS PROVISIONS

  POWERS

        The parties, acting by mutual agreement, give all powers to any clerk of the notarial office named at the beginning of the present document for the purpose of drawing up, as needed, all corrective, modifying, or supplementary documents to the present document, bringing them into agreement with the mortgage, survey, and civil-status documents.

  DECLARATIONS

        The LESSOR and LESSEE each declare concerning themselves:

        They are of French nationality, having their headquarters in France.

        The are not and have never been the object of any action of invalidity or liquidation.

        They have not received any notification for the purpose of expropriation of the property that is the object of the present document.

  EVALUATIONS

        The parties indicate as follows:

        -      the investment amounts to the sum of 26,857,017 frances, including taxes

        -      THE SALE PRICE IN CASE OF CANCELLATION OF THE PROMISE AT THE END OF THE CONTRACT IS ONE FRANC (1.00 FRANC)

        -      value of the ground is 3,470,000.00 francs.

  DECLARATIVE OBLIGATIONS

        In order for the obligations envisioned in decree no. 95-617 of May 6, 1995, implementing article 57 of law no. 95-115 of February 4, 1995, on orientation for management of the territory, the LESSOR shall deliver to the LESSEE, at the time the lease takes effect, the following items:

        -      summary status report conforming to the regulatory provisions stated above;

        -      a table showing each rent, share of the latter taken into account to determine the possible transfer price of fixed assents at the end of the contract.

  SELECTION OF DOMICILE

        For execution of the present document and their subsequent documents, the parties elect their company headquarters as their domiciles.

        All execution and other documents shall be validly addressed to this selected domicile, even in the case of a transfer of the present lease, in particular the authorization or intervention of the LESSOR in the document.

  ASSIGNMENT OF JURISDICTION

        It is agreed mutually between the parties, in case of need, that jurisdiction shall be assigned to the competent courts of PARIS, without prejudice to application of the provisions of article 48 of the New Code of Civil Procedure.

  COSTS

        All costs, fees, taxes, and honorarium from the present document and all those that will be subsequent to them or in consequence of them, including the cost of the executable copy that goes to the LESSOR and will be delivered in the name of the NATIOCREDIMURE company in its capacity as file leader, shall be the responsibility of the LESSEE, which obligates itself to this.

DOCUMENT CONSISTING OF SIXTY PAGES

        Established with the participation of Mr. LACOURTE, notary in PARIS, representing the LESSEE.

        Done at 15, Boulevard Poissonniere, PARIS (2eme a rondissement).

        The present document was read to the parties and the signatures on said document have been collected by Mrs. Claudine BEDUNEAU, head clerk of the notary, empowered and sworn for this purpose in accordance with a document received into the records of the notarial office, which has likewise been signed.

      DATE:
      ONE THOUSAND NINE HUNDRED NINETY-EIGHT
      THE NINTH OF APRIL

      And the undersigned notary signed it on the same day.

      The following are the signatures of:

      Mr. B. DESVAUX
      Mr. P. MOTAIS
      Mrs. T. BOURDY
      Mrs. C. BEDUNEAU
      Mr. Pascal DUFOUR, Esq., notary in Paris

      In the margin is the notation:

      Registered in Paris, 2 Bonne Nouvelle, the 29th of April 1998. Bord No. 2. Received: five hundred francs. Signed, The principal receiver. J. BONJEAN

QuickLinks

  EXHIBIT 10.31
LEASE AGREEMENT BY NATIOCREDIMURS AND CICAMUR FOR BIOSEPRA S.A.
PRELIMINARY DECLARATION TRANSFER OF RISKS TO THE LESSEE
STATEMENT - I - REQUEST FOR LEASE
II - ACQUISITION
III - BUILDING PERMIT
IV - CONSTRUCTION INSURANCE
V - CLASSIFIED INSTALLATIONS
VI - INVESTMENT
VII
PLAN The agreements are arranged as follows: PRELIMINARY AGREEMENTS
TITLE I GENERAL LEASE CONDITIONS
TITLE II UNILATERAL PROMISE TO SELL
TITLE III PARTICULAR CONDITIONS
TITLE IV MISCELLANEOUS PROVISIONS
PRELIMINARY AGREEMENTS
TITLE I GENERAL LEASE CONDITIONS
DESIGNATION
TITLE II UNILATERAL SALE PROMISE TO SELL
TITLE III PARTICULAR CONDITIONS
SUBSIDY AGREED ON THE SALE PRICE OF THE GROUND
POSSIBILITY OF CONVERSION TO A FIELD RATE
TRA = TRMO + 1.55
AMORTIZATION TABLE CONCERNING FORMULA A VARIABLE RATE)
TITLE IV MISCELLANEOUS PROVISIONS
DOCUMENT CONSISTING OF SIXTY PAGES